Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY, INC. REPORTS YEAR-END 2014 PROVED RESERVES OF 12.9 MMBOE, DOWN 17% FROM YEAR-END 2013

Houston, Texas, April 2, 2015 - Dune Energy, Inc. (OTCBB:DUNRQ) ) (“Dune” or the “Company”) today reported year-end 2014 proved oil and gas reserves of 5,601 Mbo and 43.6 Bcf of gas or 12.9 MMBoe. Oil volumes decreased 1,562 Mbo or 22% and gas volumes decreased 6.5 Bcf over year-end 2013 reported reserves. PV@10% value of these reserves, as calculated in accordance with applicable financial and reporting standards of the Securities and Exchange Commission, totaled $256.6 million, a $55.1 million decrease or 17.7% below the year-end 2013 PV@10% value of $311.7 million.

A third party, independent reserve report was done as of June 30, 2014 by DeGolyer & MacNaughton. The year-end 2014 reserve report was completed by Dune. The prices used at year-end 2014 were $91.61 per Bbl and $4.35 per Mmbtu.

Year-End 2013 vs. Year-End 2014

The following table compares proved, probable and possible reserve amounts for year-end 2013 and year-end 2014.

Reserve Category	MMboe Year-End 2013	MMboe Year-End 2014	Change
Proved Developed (PDP, PDNP)	8.2	7.3	(11%)
Proved Undeveloped (PUD)	7.3	5.6	(23%)

Total Proved	15.5	12.9	(17%)
Probable/Possible	13.3	14.0	5%

Grand Total	28.8	26.9	(7%)

Major Field Breakout by Reserves Year-End 2014 (MMboe)

Field	Proved	Possible/Probable	Total
Leeville	4.9	13.7	18.6
Garden Island Bay	1.8	0.1	1.9
Bateman Lake	1.3	0.2	1.5
Chocolate Bayou	1.1	0.0	1.1
Other	3.8	0.0	3.7

Total	12.9	14.0	26.8

Production Volumes

In total, 2014 sales were 376 Mbo and 1.6 Bcf or 643 MBoe. On a daily basis this averaged 1,762 Boe/day and 58% of the sales were oil. January sales were 1,346 Boe/day with 57% oil and February sales were 1,458 Boe/day with 67% oil.

2015 Strip Price

Estimated future revenue attributable to Dune’s interest in the proved reserves were based on spot prices, effective December 31, 2014. Prices for 2015 were $52.19/Bbl and $3.01/MMbtu.

	Proved
	Developed Producing (M$)	Developed Nonproducing (M$)	Undeveloped (M$)	Total Proved (M$)
Future Gross Revenue	151,061	149,626	243,859	544,546
Future Net Revenue	49,885	77,882	111,911	239,678
Present Worth at 10%	33,254	40,285	70,916	144,454

The forecasted field cash flow for 2015 from proved developed producing only is $7.244 million.

Upside Potential and Capital Expenditures

Over and above the 12.9 MMBoe of proved reserves, the Company has identified an additional unrisked 54 MMboe of probable, possible and exploratory reserves. These projects are defined with recent fully processed 3-D seismic data and within our acreage positions. The majority of this upside potential is within our Garden Island Bay field.

As previously disclosed, the Company and its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Dune Energy, Inc., et al”, Case No. 15-10336 (the “Chapter 11 Cases”). The Company continues to operate its business and manage its properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company currently is limiting its operations to those necessary to preserve the value of the business as a going concern and to formulate a definitive Chapter 11 bankruptcy plan (“Plan”) for submission to the Bankruptcy Court and claimholders of the estate. This process includes evaluating alternative proposals for the sale of substantially all of the Company’s assets in the Chapter 11 case and in connection with the Plan. All other business activity, including prospect acquisitions and other capital expenditures, has been halted. The Company therefore does not have the capital required to explore and develop these opportunities.

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Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained herein that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced herein should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern; the closing of a DIP Financing Agreement, which is subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation; the Company’s ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of the Company’s oil and gas properties within the Plan; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain service providers and to retain key executives and employees; the ability of the Company’s subsidiaries to continue to operate their businesses in the normal course and without court supervision; the potential that the Company’s projects will experience technological and mechanical problems; geological conditions may not result in commercial levels of oil and gas production; changes in product prices and other risks disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

SOURCE Dune Energy, Inc.